UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2011 (October 20, 2011)

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.03.                  Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03.                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2011, NGL Energy Holdings LLC (the “General Partner”), the general partner of NGL Energy Partners LP (the “Partnership”), amended the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), dated as of May 10, 2011, by entering into First Amendment to the Partnership Agreement (the “Amendment”).  As agreed to in the Contribution and Sale Agreement (the “Contribution and Sale Agreement”), dated August 12, 2011, by and among the Partnership and E. Osterman Propane, Inc., its affiliated companies and members of the Osterman family, the Amendment provides for the waiver of distributions for the quarter ended September 30, 2011 on the 4,000,000 common units representing limited partnership interests in the Partnership issued pursuant to the Contribution and Sale Agreement.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated into this Item 5.03 by reference.

Item 9.01.                  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	First Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC, its general partner

Date: October 26, 2011		By:	/s/ Craig S. Jones
Craig S. Jones
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amendment to Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 20, 2011.